SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

September 28, 2009

Date of Report (Date of Earliest Event Reported)

LEFT BEHIND GAMES INC.

(Exact name of registrant as specified in its charter)

WASHINGTON	000-50603	91-0745418
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25060 HANCOCK AVENUE, SUITE 103 BOX 110, MURRIETA, CA		92562
(Address of principal executive offices)		(Zip code)

(951) 894-6597

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On September 28, 2009, the Board of Directors of Left Behind Games, Inc., a Washington corporation (the “Company”), issued five (5) shares of Series D Preferred Stock to each Richard J. Knox, Sr. and Richard J. Knox, Jr., members of the Board of Directors of the Company, in consideration for services rendered. Such shares were issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that such issuances did not involve a public offering of securities.

On September 28, 2009, the Board, with Mr. Lyndon recusing himself from making such determination, agreed to issue one hundred (100) shares of Series D Convertible Preferred Stock and ten thousand (10,000) shares of Series C Preferred Stock, to Mr. Lyndon, the Company Chief Executive Officer and Principal Executive Officer, as a reward for significant improvements to the Company’s operations and market cap increase by more than 2000% over the past year. Such shares were issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that such issuances did not involve a public offering of securities.

Item 3.03 Material Modification to Rights of Security Holders

On September 28, 2009, the Company filed a Certificate of Designations for a Series C Preferred Stock. The authorized number of Series C Preferred Stock is 10,000. The holders of the Series C Preferred Stock shall be entitled to vote on all matters to be voted upon by the holders of the Company’s common stock and each share shall have the voting equivalent of one million (1,000,000) shares of common stock. The Series C Preferred Stock Certificate of Designations is filed as an exhibit to this Form 8-K.

On September 28, 2009, the Company filed a Certificate of Designations for a Series D Preferred Stock. The authorized number of Series D Preferred Stock is 1,000. The holders of the Series D Preferred Stock shall be entitled to vote on all matters to be voted upon by the holders of the Company’s common stock and each share shall have the voting equivalent of one million (1,000,000) shares of common stock. Each holder of Series D Stock shall have the right, at such holder’s option, at any time or from time to time from and after the day immediately following the date the Series D Stock is first issued, to convert each share of Series D Stock into one million (1,000,000) fully-paid and non-assessable shares of the Company’s common stock. The Series D Preferred Stock Certificate of Designations is filed as an exhibit to this Form 8-K.

The voting power of the Company’s common stock will be greatly limited by the issuance of any shares of Series C Preferred Stock and/or Series D Preferred Stock.

Item 7.01 Regulation FD Disclosure

On September 28, 2009, the Company issued the press release filed as Exhibit 99.1 to this Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall the press release be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On September 28, 2009, the Board of Directors of the Company determined to do the following:

1.

Postpone the record date of the Company’s previously announced 3-for-2 forward stock split to the close of business on October 9, 2009;

2.

Postpone the change of the Company’s domicile from Washington to Nevada to a date yet to be determined; and

3.

Maintain the Company’s current corporate name, Left Behind Games, Inc., while continuing to do business as (dba) Inspired Media Entertainment.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
3.01	Certificate of Designation of Series C Preferred Stock of Left Behind Games Inc.
3.02	Certificate of Designation of Series D Convertible Preferred Stock of Left Behind Games Inc.
99.1	Press Release dated September 28, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEFT BEHIND GAMES INC.

DATE: September 28, 2009	By:	/s/ Troy Lyndon
	Name:	Troy Lyndon
	Title:	Chief Executive Officer (Principal Executive Officer)

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